Exhibit 99.2

Ozop Energy OZSC Develops the Neo-Grids & Supply Chain

“Developing the first contract energy systems for non-grid solutions.”

WARWICK, NY, March 25, 2021 - Ozop Energy Solutions, Inc. (OZSC), (“Ozop” or the “Company”). As a two-part progress report, Ozop is happy to announce the next step of execution of their energy market growth model. The Ozop expansion is in the contract-supply end of commercial solar panels supporting the non-roof-top energy markets.

The exponential growth that the energy production industry is starting to experience is only part of the solution to meeting the needs of the US energy using population. Ozop has positioned itself to supply these markets whether on grid, micro grids, and delayed distribution models. For this model, we will be executing the first step of meeting orders of $1 million per month, FOB East Coast, with direct drop shipments to the developer’s actual sites. We expect the container ships arriving every 3-5 weeks providing the first step to being operationally neutral.

The goal and model is not only to supply high end products necessary for power grid support projects but for the development of the Neo-Grids. The Neo-Grids is the production of electricity for the off-grid markets that require massive amounts of energy and when the current infrastructure has no way of supporting this expanding demand.

As with any market, supply and demand controls the price, but we at Ozop recognized the problem and have developed a solution which is the Neo-Grids. The design is currently undergoing final engineering with deployment in 4-8 weeks. This model is of modular design and can be deployed in most markets.

The price parity of a grid-tied energy system and the development cost of a standalone energy system has been met and exceeded with Ozop bringing the Neo-Grids mainstream. Not only is Ozop executing the contract supply chain, but we will also own & operate units of the Neo-Grids and the distribution chain for a strong recurring revenue model with demand increasing for the next several decades.

For more information on OZSC please follow on the link, www.OzopEnergy.com.

Please be aware that our social media accounts can be used from time to time for additional material events.

https://twitter.com/OzopEnergy

https://www.facebook.com/OzopEnergy/

The Waypoint Refinery (discord.com)

About Ozop Energy Solutions.

Ozop Energy Solutions (http://ozopenergy.com/) invents, designs, develops, manufactures, and distributes ultra-high-power chargers, inverters, and power supplies for a wide variety of applications in the defense, heavy industrial, aircraft ground support, maritime and other sectors. Our strategy focuses on capturing a significant share of the rapidly growing renewable energy market as a provider of assets and infrastructure needed to store energy.

About Power Conversion Technologies, Inc.

Power Conversion Technologies, Inc. (www.pcti.com) invents, designs, develops, manufactures, and distributes standard and custom power electronic solutions. Founded in 1991 and located in East Butler, Pennsylvania, the Company’s mission is to be the global leader for high power electronics with a standard of continued innovation.

About Ozop Energy Systems, Inc.

Ozop Energy Systems is a leading Manufacturer and distributor of Renewable Energy products in the Energy Storage, Solar, Microgrids, and EV charging Station space. We are always among the first to receive the newest technology, products, and application techniques. We offer a broad portfolio of Renewable Energy products at competitive prices with a commitment to customer satisfaction from selection, to ordering, shipping, and delivery.

Safe Harbor Statement

“This press release contains or may contain, among other things, certain forward-looking statements. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the company’s control). The company undertakes no obligation to publicly update any forward-looking statements, whether because of new information, future events or otherwise, except as required by applicable law.”

###

Investor Relations Contact

The Waypoint Refinery, LLC

845-397-2956

www.thewaypointrefinery.com